UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 19, 2008
Date of Report (Date of earliest event reported)
DEI HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

FLORIDA	000-51664	65-0964171

(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)
1 VIPER WAY
VISTA, CALIFORNIA
92081
(Address of Principal Executive Offices) (Zip Code)
(760) 598-6200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.34
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement
     At our Annual Meeting of Shareholders held on June 19, 2008, our shareholders approved an amendment to our 2005 Incentive Compensation Plan, increasing the number of shares authorized under the plan from 2,750,000 to 4,750,000, as set forth in our proxy statement filed with the Securities and Exchange Commission on May 6, 2008. A copy of the amendment to the plan is attached hereto as Exhibit 10.34 and is hereby incorporated by reference in this Item 1.01.
Item 8.01. Other Events.
     At our Annual Meeting of Shareholders held on June 19, 2008, our shareholders approved the change of our corporate name from Directed Electronics, Inc. to DEI Holdings, Inc. The name change became effective June 20, 2008 upon the filing with the Secretary of State of Florida of Articles of Amendment to our existing Second Amended and Restated Articles of Incorporation. Customary notification was provided to Nasdaq on June 23, 2008. On June 23, 2008, we issued a press release announcing our corporate name change, a copy of which is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in this Item 8.01.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit
Number

10.34	Amendment to 2005 Incentive Compensation Plan

99.1	Press release from Directed Electronics, Inc., dated June 23, 2008, entitled “Directed Electronics (DEIX) Announces Parent Company Name Change and New Senior Officers Group”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECTED ELECTRONICS, INC.
Date: June 24, 2008	By:	/s/ KC Bean
KC Bean
Vice President and General Counsel

EXHIBIT INDEX

10.34	Amendment to 2005 Incentive Compensation Plan
99.1	Press release from Directed Electronics, Inc., dated June 23, 2008, entitled “Directed Electronics (DEIX) Announces Parent Company Name Change and New Senior Officers Group”